Exhibit 9.1

IMPSAT FIBER NETWORKS, INC.
2003 STOCK INCENTIVE PLAN

1.   Purpose

     The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates by providing a means whereby Eligible Individuals can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock.

     So that the appropriate incentives can be provided, the Plan provides for granting Incentive Stock Options, Nonstatutory Stock Options, Rights, Restricted Stock, or any combination of the foregoing.

2.   Definitions

     In this Plan, except where the context otherwise indicates, the following definitions apply:

     2.1. “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

     2.2. “Agreement” means a written agreement or other document evidencing the granting of an Award, which shall be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto with respect to Incentive Stock Options, Nonstatutory Stock Options and Awards of Restricted Stock, respectively, or in such other form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

     2.3. “Award” means a grant of an Option, Right, or Restricted Stock.

     2.4. “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Restricted Stock (or a portion thereof) shall vest.

     2.5. “Board” means the Board of Directors of the Company.

     2.6. “Code” means the Internal Revenue Code of 1986, as amended.

     2.7. “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director, provided, however, that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.

     2.8. “Common Stock” means the common stock, par value $0.01 per share, of the Company.

     2.9. “Company” means IMPSAT Fiber Networks, Inc., a Delaware corporation, and any successor thereto.

     2.10. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or Right in accordance with the terms of Article 8.

     2.11. “Date of Grant” means the date on which an Award is granted under the Plan.

     2.12. “Director” means a member of the Board of Directors of the Company or any Affiliate.

     2.13. “Effective Date” means March 25, 2003, the date on which the Company satisfied the substitute for stockholder and Board approval available under Section 303 of the Delaware General Corporation Law.

     2.14. “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

     2.15. “Eligible Individual” means (i) any Employee or member of the Board, or (ii) any consultant or advisor to the Company or an Affiliate who renders bona fide services to the Company or an Affiliate who is entitled to participate in an “employee benefit plan” within the meaning of 17 CFR § 230.405 (which, as of the Effective Date, includes those who (A) are natural persons and (B) provide bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities).

     2.16. “Employee” means any person determined by the Committee to be an employee of the Company or an Affiliate, or any person who has been hired to be an employee of the Company or an Affiliate.

     2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.18. “Fair Market Value” means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that if the Common Stock is traded on the NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange (or any similar organization or agency succeeding any such market’s or exchange’s functions of reporting prices), “Fair Market Value” as of any date shall be determined by the Committee based on the average of the closing bid and asked prices of a Share for the 10 consecutive trading days preceding the given date, as reported on any such market or exchange and published in The Wall Street Journal or a comparable reporting or quotation service of national reputation selected by the Committee, provided, that such method for determining “Fair Market Value” shall no longer be employed as of the date, if any, which the accountant or accountants retained by the Company have advised the Committee to employ an alternative method for determining “Fair Market Value.”

     2.19. “Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of an Optionee, any person sharing an Optionee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of such persons (or an Optionee) control the management of assets, and any other entity in which one or more of such persons (or an Optionee) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term “Family Member” shall be limited to a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of an Optionee or a trust or foundation for the exclusive benefit of any one or more of such persons.

     2.20. “Incentive Stock Option” means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

     2.21. “Nonstatutory Stock Option” means an Option granted under the Plan that is not an Incentive Stock Option.

     2.22. “Option” means an option to purchase Shares granted under the Plan.

     2.23. “Option Period” means the period during which an Option may be exercised.

     2.24. “Option Price” means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee; provided that, in the case of an Incentive Stock Option or an Option intended to qualify as “performance-

based compensation” under Section 162(m) of the Code, the Option Price shall not be less than the Fair Market Value as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder, the Option Price shall not be less than 110% of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Article 12 hereof.

     2.25. “Optionee” means an Eligible Individual to whom an Option has been granted.

     2.26. “Plan” means this IMPSAT Fiber Networks, Inc. 2003 Stock Incentive Plan.

     2.27. “Participant” means an Eligible Individual who has been granted an Award hereunder.

     2.28. “Performance Goals” means performance goals established by the Committee, which may be based on earnings or earnings growth, sales, return on assets, cash flow, total stockholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Individual or the department, branch, Affiliate, or division in which the Eligible Individual works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

     2.29. “Related Option” means any Option in connection with which, or by amendment to which, a specified Right is granted.

     2.30. “Related Right” means any Right granted in connection with, or by amendment to, a specified Option.

     2.31. “Restricted Stock” means Shares granted under the Plan pursuant to the provisions of Article 10 hereof.

     2.32. “Right” means a stock appreciation right granted under the Plan in accordance with the terms of Article 8.

     2.33. “Right Period” means the period during which a Right may be exercised.

     2.34. “Section 422 Employee” means any Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

     2.35. “Share” means a share of Common Stock.

     2.36. “Ten-Percent Stockholder” means any Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate.

3.   Effective Date

     The Plan is effective as of the Effective Date.

4.   Administration

     The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan and applicable law, to determine (i) the Eligible Individuals to whom Awards shall be granted, and (ii) the terms (which terms need not be identical) of all Awards including, but not limited to, the Option Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which Options or Rights terminate or Shares may be repurchased by the Company, and the period during which Options or Rights may be exercised and Restricted Stock shall be subject to restrictions, provided that each member of the Committee shall recuse himself or herself from any decision relating to an Award under this Plan to such Committee member. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by the Eligible Individuals, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan and applicable law, the Committee shall have plenary authority to construe and interpret the Plan and any Agreement, to prescribe, amend and rescind rules and regulations relating to the Plan, to reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any Agreement or Award, and to make all other determinations deemed necessary or advisable for the administration of the Plan and Awards. The determinations of the Committee on the matters referred to in this Article 4 shall be within the sole discretion of the Committee and shall be final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.   Eligibility

     Awards may be granted only to Eligible Individuals; provided that only Employees who have commenced employment with the Company and its Affiliates shall be eligible to receive Incentive Stock Options.

6.   Stock Subject to the Plan

     6.1. Subject to adjustment as provided in Article 12, the aggregate number of Shares that may be issued under the Plan is 3,087,044 Shares, provided that no more than 200,000 Shares may be issued pursuant to Awards that are not Options or Rights.

     6.2. If an Option or Right expires or terminates for any reason (other than by reason of the exercise of a Related Option or Related Right) without having been fully exercised, or if shares of Restricted Stock are forfeited, the unissued or forfeited Shares that had been subject to the Award shall become available for the grant of additional Awards.

     6.3. Upon exercise of a Right (regardless of whether the Right is settled in cash or Shares), the number of Shares with respect to which the Right is exercised shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards.

7.   Options

     7.1. Options granted under the Plan to Eligible Individuals shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee, provided, however, that Incentive Stock Options may only be granted to Eligible Individuals who are Section 422 Employees on the Date of Grant. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or as a Nonstatutory Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 7 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. In its discretion, the Committee may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

     7.2. The Option Period for any Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the applicable Agreement, provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

8.   Rights

     8.1. Rights granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

     8.2. A Right may be granted under the Plan:

(i) in connection with, and at the same time as, the grant of an Option under the Plan;

(ii) by amendment of an outstanding Option granted under the Plan; or

(iii) independently of any Option granted under the Plan.

     8.3. A Right granted under Section 8.2(i) or Section 8.2(ii) of this Plan is a Related Right. A Related Right may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

     8.4. A Right may be exercised in whole or in part as provided in the applicable Agreement, and, subject to the terms of the Agreement, entitles a Participant to receive, without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value on the Date of Grant (or such amount in excess of such Fair Market Value as may be specified by the Committee) of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

     8.5. The Right Period shall be determined by the Committee and specifically set forth in the applicable Agreement, subject to the following conditions:

(i) Right will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Right, the expiration of the Related Option;

(ii) Right may be exercised only when the Fair Market Value on the Date of Exercise exceeds either (A) the Fair Market Value on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price of the Related Option if the Right is a Related Right; and

(iii) Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

     8.6. The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

9.   Exercise of Options and Rights

     9.1. An Option or Right may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 9.2 hereof.

     9.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following forms: (i) by delivery (including constructive delivery) to the Company of Shares that are not subject to a pledge or other security interest (provided that such Shares, if acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Optionee for at least six months) valued at Fair Market Value on the Date of Exercise; (ii) if and as permitted by applicable law, by delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; (iii) by delivery of a promissory note as provided in Section 9.3 hereof; or (iv) by surrender to the Company of an Option (or a portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (A) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (x) the Fair Market Value on the date of surrender over (y) the Option Price, plus (B) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (A) above relating to whole number of Shares.

     9.3. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares. Promissory notes made pursuant to this Section 9.3 shall (i) be payable upon such terms as may be determined by the Committee, (ii) be secured by a pledge of the Shares received upon exercise of the Option, (iii) bear interest at a rate fixed by the Committee, and (iv) contain such other terms and conditions as the Committee may determine in its discretion.

10.   Restricted Stock Awards

     10.1. Awards of Restricted Stock under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee.

     10.2. Awards of Restricted Stock under this Plan shall be evidenced by Agreements specifying the terms and conditions of the Award. Each Agreement evidencing an Award of Restricted Stock shall contain the following:

(i) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (A) the Shares awarded as Restricted Stock, (B) the right to vote the Shares, and (C) the right to receive dividends thereon, in each case during the restriction period applicable to the Shares; provided that the Participant shall have all the other rights of a stockholder including without limitation the right to receive dividends and the right to vote the Shares;

(ii) a requirement that each certificate representing Shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the IMPSAT Fiber Networks, Inc. 2003 Stock Incentive Plan, and an Agreement entered into between the registered owner and IMPSAT Fiber Networks, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of IMPSAT Fiber Networks, Inc.

(iii) the terms and conditions upon which any restrictions applicable to Shares of Restricted Stock shall lapse and new certificates free of the foregoing legend shall be issued to the Participant or the Participant’s legal representative; and

(iv) such other terms, conditions and restrictions as the Committee in its discretion may specify.

     10.3. The Committee is authorized to establish Restricted Stock programs to be effective over designated Award Periods determined by the Committee. At the beginning of each Award Period, the Committee will establish in writing the Performance Goals for such Award Period and a schedule relating the accomplishment of the Performance Goals to the lapse of transfer restrictions or forfeiture provisions related to the Share of the Restricted Stock. The Committee shall determine the number of Shares of Restricted Stock to be awarded, if any, to each Participant who is selected to receive such an Award.

     10.4. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used to determine the vesting of Shares of Restricted Stock.

     10.5. With respect to Awards of Restricted Stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, this Article 10 (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and determination of the Award) shall be implemented by the Committee in a manner designed to preserve such Awards as such “performance-based compensation.”

     10.6. Upon the later of the Effective Date or the date upon which such individual commences employment with the Company or an Affiliate, the Company shall grant to the individuals listed on Schedule I attached hereto an Award of Restricted Stock for that number of shares of Common Stock listed next to each such individual’s name; the terms and conditions of such Award (including, without limitation, terms relating to vesting) shall be determined by an applicable Agreement and such individual’s employment agreement with the Company or Affiliate, as the case may be.

11.   Restrictions on Transfer

     11.1. Options and Rights shall not be transferable other than by will or the laws of descent and distribution. An Option or Right may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as the Committee shall deem appropriate, and (ii) as are required by applicable law.

     11.2. Notwithstanding any other provision of this Plan, if authorized in an applicable Agreement, an Optionee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 11.2, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in that entity. Following a transfer under this Section 11.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Common Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Optionee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Optionee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of employment under an Option shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Agreement, and the shares may be subject to repurchase by the Company or its assignee.

12.   Capital Adjustments

     In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion, accelerate the vesting or time for payment of any outstanding Award, or provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Awards, (ii) the Option Price, (iii) the base price upon which payments under Rights that are not Related Rights are determined, or (iv) the aggregate number and class of Shares that may thereafter be issued under the Plan. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, prior to accelerating the vesting or time for payment of, or making any adjustment or modification to, such an Award pursuant to this Section 12, may take into account the possible impact of any such acceleration, adjustment or modification on the Award’s continuing ability to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

     Notwithstanding the above, in the event of any of the following:

     (a)  The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

     (b)  All or substantially all of the assets of the Company are acquired by another person;

     (c)  The reorganization or liquidation of the Company; or

     (d)  The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

     then the Committee may, in its discretion, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event, provided that (i) the Participants holding such Awards shall be given at least fifteen days advance notice of any such cancellation (“Cancellation Notice”), (ii) all Awards covered by a Cancellation Notice that are Options shall, to the extent not previously vested and exercisable, become fully vested and exercisable upon the Participant’s receipt of Cancellation Notice, and (iii) for purposes of determining the value of Awards at the time of any cancellation, Awards shall be deemed to be fully vested. A Participant may, in the Participant’s sole discretion, specify with respect to any exercise of an Option after receipt of a Cancellation Notice and prior to the earlier of (A) the occurrence of the event described in clause (a), (b), or (c) above that forms the basis for the Cancellation Notice (the “Cancellation Event”) or (B) the Committee’s revocation of the Cancellation Notice, that the exercise of the Option is contingent upon the occurrence of the Cancellation Event. The terms of this Section 12 may be varied by the Committee in any particular Agreement.

13.   Dividends and Dividend Equivalents

     The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

14.   Termination or Amendment

     The Committee may amend, alter, suspend or terminate the Plan in any respect at any time; provided, that, no amendment, alteration, suspension or termination of the Plan shall be made by the Committee without approval of (i) the Company’s stockholders to the extent stockholder approval is required by applicable law or regulations (including as necessary to prevent Awards granted under the Plan from failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code) or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (ii) each affected Participant if such amendment, alteration, suspension or termination would adversely affect such Participant’s rights or obligations under any Award granted prior to the date of such amendment, alteration, suspension or termination. No Award may be granted nor any Shares issued under the Plan during any suspension, or after termination, of the Plan.

     15.   Modification, Extension and Renewal of Options; Substituted Options

     15.1. Subject to the terms and conditions of the Plan, the Committee may, in its discretion, modify, extend or renew the terms of any outstanding Awards, or accept the surrender of outstanding Options and Rights granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options and Rights in substitution therefor (to the extent not theretofore exercised). Any such substituted Options or Rights may specify a lower exercise price than the surrendered options and stock appreciation rights, a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.

     15.2. Anything contained herein to the contrary notwithstanding, Options and Rights may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options and Rights so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

16.   Withholding

     The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (iii) delivering Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months or purchased on the open market) with a Fair Market Value equal to such withholding liability.

17.   Term of the Plan

     Unless sooner terminated by the Committee pursuant to Article 14, the Plan shall terminate on the tenth anniversary of the Effective Date and no Awards may be granted after such date. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

18.   Indemnification of Committee

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

19.   General Provisions

     19.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

     19.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

     19.3. The adoption of this Plan shall not be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options or rights otherwise than under this Plan, or to adopt other stock option plans or to impose any requirement of stockholder approval upon the same.

     19.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

     19.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in Delaware and all parties hereto hereby submit to the in personam jurisdiction of such court for purposes of any such action or proceeding and irrevocably agree that such court presents a convenient forum for the resolution of such dispute.

     19.6. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Award may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

     19.7. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

SCHEDULE I

Awards of Restricted Stock Pursuant To Plan Section 10.6

Employee	Number of Shares	Date of Grant

Ricardo Verdaguer	100,000	Effective Date
Marcelo Girotti	25,000	Effective Date
Mariano Torre Gomez	25,000	Effective Date
Matias Heinrich	25,000	Effective Date
Hector Alonso	25,000	Effective Date

EXHIBIT A-1

OPTION NO.

OPTIONEE

DATE OF GRANT

OPTION PRICE     $

COVERED SHARES

IMPSAT FIBER NETWORKS, INC.
2003 STOCK INCENTIVE PLAN

*     *     *

INCENTIVE STOCK OPTION AGREEMENT

1.   Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

     1.1. “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

     1.2. “Agreement” means this Incentive Stock Option Agreement.

     1.3. “Board” means the Board of Directors of the Company.

     1.4. “Cause” means a termination based on an Optionee’s (i) grossly negligent conduct or willful misconduct in connection with the execution of the Optionee’s duties to the Company that causes material and demonstrable injury to the Company or the Company’s reputation, continuing 30 days after written notice by the Chairman of the Board to the Optionee of the need to cure; (ii) willful failure or refusal to perform in any material respect the Optionee’s duties to the Company, provided the nonperformance continues uncorrected for a period of 30 days after written notice thereof by the Chairman of the Board to the Optionee; (iii) willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company, provided that such willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct adversely affects the operations, prospects or reputation of the Company; or (iv) conviction of a felony or other crime involving moral turpitude.

     1.5. “Change of Control” means the occurrence after the Date of Grant of either of the following events: (i) a “person” or “group” (within the meaning of Sections

13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder or its Affiliates, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of the Company on a fully-diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully-diluted basis, than is held in the aggregate by the Existing Stockholders or the Affiliates on such date; or (ii) individuals who on the Date of Grant constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on the Date of Grant or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

     1.6. “Code” means the Internal Revenue Code of 1986, as amended.

     1.7. “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director, provided, however, that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.

     1.8. “Common Stock” means the common stock, par value $0.01 per share, of the Company.

     1.9. “Company” means IMPSAT Fiber Networks, Inc., and any successor thereto.

     1.10. “Covered Shares” means the number of Shares subject to the Option set forth as the “Covered Shares” on page 1 of this Agreement.

     1.11. “Date of Exercise” means the date on which the Company receives notice pursuant to Section 4.1 hereof of the exercise, in whole or in part, of the Option.

     1.12. “Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times: (i) the date on which the Optionee’s Employment is terminated by the Company or any Affiliate for Cause; (ii) 30 days after the termination of the Optionee’s Employment by reason of resignation; (iii) 180 days after the termination of the Optionee’s Employment by reason of Retirement, death or Disability; (iv) 180 days after the date the Optionee’s Employment is terminated by the Company or any Affiliate other than for Cause; or (v) eight years after the Date of Grant.

     1.13. “Date of Grant” means the date set forth as the “Date of Grant” on page 1 of this Agreement.

2

     1.14. “Disability” means the inability due to a medical reason (other than a medical reason arising out of, or relating to, alcoholism or illegal drug abuse) of the Optionee to fulfill his duties at the Company on a full-time basis for a period of either (i) 180 consecutive days, or (ii) 210 days in any 12-month period. Any question as to the existence of the Disability of the Optionee as to which the Optionee and the Company cannot agree shall be determined in writing by a qualified independent physician who is mutually acceptable to both the Optionee and the Company. If the Optionee and the Company cannot agree as to a qualified independent physician, each shall appoint a qualified physician and those two physicians shall select a third physician who shall make such determination in writing. The determination of Disability made in writing to the Company and the Optionee shall be final and conclusive for purposes of this Agreement.

     1.15. “Employment” means the Optionee’s employment with the Company and its Affiliates, including service as a director.

     1.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     1.17. “Existing Stockholders” means each holder of Common Stock, or of securities of the Company convertible into or exchangeable for Common Stock representing in the aggregate five percent (5%) or more of the Company’s total Common Stock on a fully-diluted basis as of the Effective Date.

     1.18. “Fair Market Value” means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that if the Common Stock is traded on the NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange (or any similar organization or agency succeeding any such market’s or exchange’s functions of reporting prices), “Fair Market Value” as of any date shall be determined by the Committee based on the average of the closing bid and asked prices of a Share for the 10 consecutive trading days preceding the given date, as reported on any such market or exchange and published in The Wall Street Journal or a comparable reporting or quotation service of national reputation selected by the Committee, provided, that such method for determining “Fair Market Value” shall no longer be employed as of the date, if any, which the accountant or accountants retained by the Company have advised the Committee to employ an alternative method for determining “Fair Market Value.”

     1.19. “Option” means the incentive stock option granted to the Optionee in Section 2 of this Agreement.

     1.20. “Option Price” means the dollar amount per Share set forth as the “Option Price” on page 1 of this Agreement.

     1.21. “Optionee” means the person identified as the “Optionee” on page 1 of this Agreement.

3

     1.22. “Plan” means the IMPSAT Fiber Networks, Inc. 2003 Stock Incentive Plan.

     1.23. “Retirement” means the Optionee’s termination of Employment on or after the date the Optionee attains age 65, other than for Cause.

     1.24. “Securities Act” means the Securities Act of 1933, as amended.

     1.25. “Share” means a share of Common Stock.

     1.26. “Voting Stock” means with respect to any entity, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such entity.

     2.   Grant of Option.

     Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of Shares identified as the Covered Shares, exercisable at the Option Price.

     3.   Terms of the Option.

     3.1. Type of Option. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Code; provided, however, that to the extent that, during any calendar year the Option becomes exercisable for the first time with respect to Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code or all or any portion of the Option does not otherwise qualify as an incentive stock option, (i) the Option shall be treated as a nonstatutory stock option and not as an incentive stock option to the extent required by Section 422(d) of the Code, and (ii) upon any exercise of the Option, the Optionee shall be required to designate the extent to which, if any, the exercise of the Option is with respect that portion of the Option that is a nonstatutory stock option pursuant to the preceding clause (i). If, as of the same date, the Optionee exercises the Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a nonstatutory stock option, the Company shall issue separate certificates to the Optionee representing (i) those Shares that were acquired pursuant to the exercise of an incentive stock option (which Shares shall be identified on the Company’s stock transfer records as such), and (ii) those Shares that were acquired pursuant to the exercise of a nonstatutory stock option.

     3.2. Exercise Period. During the period commencing on the Date of Grant and terminating on the Date of Expiration, the Option may be exercised with respect to all or a portion of the Covered Shares (in full shares), to the extent that the Option has vested and has not been previously exercised with respect to such Covered Shares.

     3.3. Vesting Schedule.

4

     (i)  Subject to the Optionee’s continued Employment, on each of the [ ] anniversaries of the Date of Grant, the Option shall vest as to [ ]% of the Covered Shares, rounded up to the nearest whole number of Shares (or, if less, the remainder of the Covered Shares with respect to which the Option has not yet vested).

     (ii)  Notwithstanding the provisions of Section 3.3(i), (A) any unvested portion of the Option set forth in said Section 3.3(i) shall vest in full upon a Change of Control, and (B) no part of the Option shall vest after the date of termination for any reason of the Optionee’s Employment.

4.   Exercise.

     4.1. Notice. The vested portion of the Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by (i) full payment of the Option Price with respect to that portion of the Option being exercised, and (ii) any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise. The Option may be exercised only with respect to whole numbers of Shares. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

     4.2. Payment of the Option Price. Upon exercise of the Option, the Optionee shall pay the Option Price and any applicable withholding tax amounts in cash. With the prior written approval of the Committee, which approval shall be in the Committee’s sole discretion, the Optionee may also pay the Option Price, in whole or in part, by (i) delivering duly endorsed certificates representing, or duly executed stock transfer instruments in respect of, a whole number of Shares (provided that such Shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or maintained by the Company, have been held by the Optionee for at least six months) having an aggregate value on the Date of Exercise (determined based on the Fair Market Value) not more than the portion of the Option Price being paid by delivery of such Shares, or in a combination of cash and Shares; or (ii) surrender to the Company of the Option (or a portion thereof) and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (A) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (x) the Fair Market Value on the date of surrender over (y) the Option Price, plus (B) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (A) above relating to whole number of Shares. Notwithstanding the preceding sentence, no Shares may be used to pay any portion of the Option Price unless those Shares were issued to the Optionee at least six months prior to the Date of Exercise.

5

5.   Restrictions on Transfer.

     5.1. Options. Except by will or the laws of descent and distribution, the Option may not be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by the Optionee, and any attempt to do so shall be null and void. The Option may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative. The terms of the Option shall be binding upon any successor or permitted assignee of the Optionee.

     5.2. Securities Act. The Optionee understands that this Option and the Covered Shares have not been registered under the Securities Act or any state or other jurisdiction’s securities laws, and upon exercise of the Option the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration requirements is available. The Optionee is further aware that the Company is under no obligation to register the Option or the Covered Shares under the Securities Act or any state’s or other jurisdiction’s securities laws or to assist the Optionee in complying with any such registration requirements. The Optionee represents that the Optionee is an “accredited investor,” as such term is defined in Rule 501 under the Securities Act.

     6.     Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion, accelerate the vesting of or time for payment under any outstanding Option, or provide for a substitution for or adjustment in (i) the number and class of Covered Shares and, (ii) the Option Price.

7.   Investment Intent; Legends; Early Disposition of Common Stock.

     7.1. Representations. The Optionee agrees that, upon the issuance of any Shares upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee: (i) has received and reviewed a copy of the Plan; (ii) is capable of evaluating the merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment; (iii) has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Company; and (iv) is acquiring the Shares for investment only and not with a view to resale or other distribution thereof. The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with this Agreement and the transactions contemplated hereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company’s business operations and prospects, the lack of a public market for the Shares, and the limitations on the transferability of the Option and the Shares.

6

     7.2. Legends. The Optionee agrees that the certificates evidencing the Shares issued upon exercise of the Option may include any legend that the Committee deems appropriate to reflect any transfer and/or other restrictions contained in the Plan, this Agreement or the Securities Act, or to comply with other applicable laws.

     7.3. Early Disposition of Common Stock. The Optionee hereby agrees to notify the Company in writing within 30 days after the date of any disposition of Shares of Common Stock acquired upon exercise of the Option within two years after the Date of Grant or within one year after such Shares were transferred to the Optionee, which notice shall state the number of Shares sold or transferred, the date the Shares were sold or transferred, and the sale price.

     8.     Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Covered Shares until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement. Except as provided in Section 6 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     9.     Employment. Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee (or have the Optionee serve as a director) for any period.

     10.     Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee pursuant to the Plan.

     11.     Notice. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

     If to the Company to:

IMPSAT Fiber Networks, Inc.
Elvira Rawson de Dellepianne 150
11th Floor
C1107BCA Buenos Aires, Argentina
Attention: President
Facsimile: 011-54115-170-3518

     If to the Optionee, to the address set forth beneath the Optionee’s signature on the signature page hereof.

7

     All deliveries of notice shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section 11.

12.   Governing Law.

     The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in Delaware and all parties hereto hereby submit to the in personam jurisdiction of such court for purposes of any such action or proceeding and irrevocably agree that such court presents a convenient forum for the resolution of such dispute.

13.   Severability.

     If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf effective as of the Date of Grant.

ATTEST:	IMPSAT FIBER NETWORKS, INC.

By:

Name: Title:

Accepted and agreed to as of the Date of Grant.

Optionee:
Address:

8

EXHIBIT A-2

OPTION NO.

OPTIONEE

DATE OF GRANT

OPTION PRICE     $

COVERED SHARES

IMPSAT FIBER NETWORKS, INC.
2003 STOCK INCENTIVE PLAN

*     *     *

NONSTATUTORY STOCK OPTION AGREEMENT

1.   Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

     1.1.   “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

     1.2.   “Agreement” means this Nonstatutory Stock Option Agreement.

     1.3.   “Board” means the Board of Directors of the Company.

     1.4.   “Cause” means a termination based on an Optionee’s (i) grossly negligent conduct or willful misconduct in connection with the execution of the Optionee’s duties to the Company that causes material and demonstrable injury to the Company or the Company’s reputation, continuing 30 days after written notice by the Chairman of the Board to the Optionee of the need to cure; (ii) willful failure or refusal to perform in any material respect the Optionee’s duties to the Company, provided the nonperformance continues uncorrected for a period of 30 days after written notice thereof by the Chairman of the Board to the Optionee; (iii) willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company, provided that such willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct adversely affects the operations, prospects or reputation of the Company; or (iv) conviction of a felony or other crime involving moral turpitude.

     1.5.   “Change of Control” means the occurrence after the Date of Grant of either of the following events: (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder or its Affiliates, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of the Company on a fully-diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully-diluted basis, than is held in the aggregate by the Existing Stockholders or the Affiliates on such date; or (ii) individuals who on the Date of Grant constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on the Date of Grant or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

     1.6.   “Code” means the Internal Revenue Code of 1986, as amended.

     1.7.   “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director, provided, however, that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.

     1.8.   “Common Stock” means the common stock, par value $0.01 per share, of the Company.

     1.9.   “Company” means IMPSAT Fiber Networks, Inc., and any successor thereto.

     1.10.   “Covered Shares” means the number of Shares subject to the Option set forth as the “Covered Shares” on page 1 of this Agreement.

     1.11.   “Date of Exercise” means the date on which the Company receives notice pursuant to Section 4.1 hereof of the exercise, in whole or in part, of the Option.

     1.12.   “Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times: (i) the date on which the Optionee’s Employment is terminated by the Company or any Affiliate for Cause; (ii) 30 days after the termination of the Optionee’s Employment by reason of resignation; (iii) 180 days after the termination of the Optionee’s Employment by reason of Retirement, death or Disability; (iv) 180 days after the date the Optionee’s Employment is terminated by the Company or any Affiliate other than for Cause; or (v) eight years after the Date of Grant.

     1.13.   “Date of Grant” means the date set forth as the “Date of Grant” on page 1 of this Agreement.

     1.14.   “Disability” means the inability due to a medical reason (other than a medical reason arising out of, or relating to, alcoholism or illegal drug abuse) of the Optionee to fulfill his duties at the Company on a full-time basis for a period of either (i) 180 consecutive days, or (ii) 210 days in any 12-month period. Any question as to the existence of the Disability of the Optionee as to which the Optionee and the Company

2

cannot agree shall be determined in writing by a qualified independent physician who is mutually acceptable to both the Optionee and the Company. If the Optionee and the Company cannot agree as to a qualified independent physician, each shall appoint a qualified physician and those two physicians shall select a third physician who shall make such determination in writing. The determination of Disability made in writing to the Company and the Optionee shall be final and conclusive for purposes of this Agreement.

     1.15.   “Employment” means the Optionee’s employment with the Company and its Affiliates, including service as a director.

     1.16.   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     1.17.   “Existing Stockholders” means each holder of Common Stock, or of securities of the Company convertible into or exchangeable for Common Stock representing in the aggregate five percent (5%) or more of the Company’s total Common Stock on a fully-diluted basis as of the Effective Date.

     1.18.   “Fair Market Value” means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that if the Common Stock is traded on the NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange (or any similar organization or agency succeeding any such market’s or exchange’s functions of reporting prices), “Fair Market Value” as of any date shall be determined by the Committee based on the average of the closing bid and asked prices of a Share for the 10 consecutive trading days preceding the given date, as reported on any such market or exchange and published in The Wall Street Journal or a comparable reporting or quotation service of national reputation selected by the Committee, provided, that such method for determining “Fair Market Value” shall no longer be employed as of the date, if any, which the accountant or accountants retained by the Company have advised the Committee to employ an alternative method for determining “Fair Market Value.”

     1.19.   “Option” means the nonstatutory stock option granted to the Optionee in Section 2 of this Agreement.

     1.20.   “Option Price” means the dollar amount per Share set forth as the “Option Price” on page 1 of this Agreement.

     1.21.   “Optionee” means the person identified as the “Optionee” on page 1 of this Agreement.

     1.22.   “Plan” means the IMPSAT Fiber Networks, Inc. 2003 Stock Incentive Plan.

     1.23.   “Retirement” means the Optionee’s termination of Employment on or after the date the Optionee attains age 65, other than for Cause.

3

     1.24.   “Securities Act” means the Securities Act of 1933, as amended.

     1.25.   “Share” means a share of Common Stock.

     1.26.   “Voting Stock” means with respect to any entity, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such entity.

2.   Grant of Option.

     Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of Shares identified as the Covered Shares, exercisable at the Option Price.

3.   Terms of the Option.

     3.1.   Type of Option. The Option is intended to be a nonstatutory stock option, and is not an incentive stock option within the meaning of Section 422 of the Code.

     3.2.   Exercise Period. During the period commencing on the Date of Grant and terminating on the Date of Expiration, the Option may be exercised with respect to all or a portion of the Covered Shares (in full shares), to the extent that the Option has vested and has not been previously exercised with respect to such Covered Shares.

     3.3.   Vesting Schedule.

        (i)   Subject to Optionee’s continued Employment, on each of the [ ] anniversaries of the Date of Grant, the Option shall vest as to [ ]% of the Covered Shares, rounded up to the nearest whole number of Shares (or, if less, the remainder of the Covered Shares with respect to which the Option has not yet vested).

        (ii)   Notwithstanding the provisions of Section 3.3(i), (A) any unvested portion of the Option set forth in said Section 3.3(i) shall vest in full upon a Change of Control, and (B) no part of the Option shall vest after the date of termination for any reason of the Optionee’s Employment.

4.   Exercise.

     4.1.   Notice. The vested portion of the Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by (i) full payment of the Option Price with respect to that portion of the Option being exercised, and (ii) any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise. The Option may be exercised only with respect to whole numbers of Shares. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

4

     4.2.   Payment of the Option Price. Upon exercise of the Option, the Optionee shall pay the Option Price and any applicable withholding tax amounts in cash. With the prior written approval of the Committee, which approval shall be in the Committee’s sole discretion, the Optionee may also pay the Option Price, in whole or in part, by (i) delivering duly endorsed certificates representing, or duly executed stock transfer instruments in respect of, a whole number of Shares (provided that such Shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or maintained by the Company, have been held by the Optionee for at least six months) having an aggregate value on the Date of Exercise (determined based on the Fair Market Value) not more than the portion of the Option Price being paid by delivery of such Shares, or in a combination of cash and Shares; or (ii) surrender to the Company of the Option (or a portion thereof) and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (A) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (x) the Fair Market Value on the date of surrender over (y) the Option Price, plus (B) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (A) above relating to whole number of Shares. Notwithstanding the preceding sentence, no Shares may be used to pay any portion of the Option Price unless those Shares were issued to the Optionee at least six months prior to the Date of Exercise.

5.   Restrictions on Transfer.

     5.1.   Options. Except by will or the laws of descent and distribution, the Option may not be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by the Optionee, and any attempt to do so shall be null and void. The Option may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative. The terms of the Option shall be binding upon any successor or permitted assignee of the Optionee.

     5.2.   Securities Act. The Optionee understands that this Option and the Covered Shares have not been registered under the Securities Act or any state or other jurisdiction’s securities laws, and upon exercise of the Option the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration requirements is available. The Optionee is further aware that the Company is under no obligation to register the Option or the Covered Shares under the Securities Act or any state’s or other jurisdiction’s securities laws or to assist the Optionee in complying with any such registration requirements. The Optionee represents that the Optionee is an “accredited investor,” as such term is defined in Rule 501 under the Securities Act.

     5.3.   Notwithstanding any other provision of this Agreement, the Optionee may transfer, not for value, all or part of the Option to any Family Member. For the purpose of this Section 5.3, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii)

5

unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in that entity. Following a transfer under this Section 5.3, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of Shares as would have applied to the Optionee. Subsequent transfers of the transferred Option are prohibited except to Family Members of the Optionee in accordance with this Section 5.3 or by will or the laws of descent and distribution. The events of termination of Employment under the Option shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in this Agreement, and the Shares may be subject to repurchase by the Company or its assignee.

6.   Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion, accelerate the vesting of or time for payment under any outstanding Option, or provide for a substitution for or adjustment in (i) the number and class of Covered Shares and, (ii) the Option Price.

7.   Investment Intent; Legends.

     7.1.   Representations. The Optionee agrees that, upon the issuance of any Shares upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee: (i) has received and reviewed a copy of the Plan; (ii) is capable of evaluating the merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment; (iii) has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Company; and (iv) is acquiring the Shares for investment only and not with a view to resale or other distribution thereof. The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with this Agreement and the transactions contemplated hereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company’s business operations and prospects, the lack of a public market for the Shares, and the limitations on the transferability of the Option and the Shares.

     7.2.   Legends. The Optionee agrees that the certificates evidencing the Shares issued upon exercise of the Option may include any legend that the Committee deems appropriate to reflect any transfer and/or other restrictions contained in the Plan, this Agreement or the Securities Act, or to comply with other applicable laws.

8.   Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Covered Shares until and unless a certificate or certificates representing

6

such shares are issued to the Optionee pursuant to this Agreement. Except as provided in Section 6 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9.   Employment. Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee (or have the Optionee serve as a director) for any period.

10.   Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee pursuant to the Plan.

11.   Notice. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

     If to the Company to:

IMPSAT Fiber Networks, Inc. Elvira Rawson de Dellepianne 150 11th Floor C1107BCA Buenos Aires, Argentina Attention: President Facsimile: 011-54115-170-3518

     If to the Optionee, to the address set forth beneath the Optionee’s signature on the signature page hereof.

     All deliveries of notice shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section 11.

12.   Governing Law.

     The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in Delaware and all parties hereto hereby submit to the in personam jurisdiction of such court for purposes of any such action or proceeding and irrevocably agree that such court presents a convenient forum for the resolution of such dispute.

7

13.   Severability.

     If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

8

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf effective as of the Date of Grant.

ATTEST:	IMPSAT FIBER NETWORKS, INC

By:

Name:
Title:

Accepted and agreed to as of the Date of Grant.

Optionee:
Address:

9

EXHIBIT A

EXERCISE OF OPTION

Board of Directors
IMPSAT Fiber Networks, Inc.
Elvira Rawson de Dellepianne 150
11th Floor
C1107BCA Buenos Aires
Argentina

Ladies and Gentlemen:

     The undersigned, the Optionee under the [Incentive] [Nonstatutory] Stock Option Agreement identified as Option No.         (the “Agreement”), granted pursuant to the IMPSAT Fiber Networks, Inc. 2003 Stock Incentive Plan (the “Plan”), hereby irrevocably elects to exercise the option granted in such Agreement (the “Option”) to purchase         [whole numbers only] shares of Common Stock, par value $0.01 per share, (the “Shares”) of IMPSAT Fiber Networks, Inc. (the “Company”), and herewith makes payment of $        in cash.

     The Optionee hereby represents and warrants as follows:

     1.  The Optionee has received and reviewed a copy of the Plan;

     2.  The Optionee is capable of evaluating the merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment;

     3.  The Optionee has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Company; and

     4.  The Optionee is acquiring the Shares for investment only and not with a view to resale or other distribution thereof.

     The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with the Agreement and the transactions contemplated thereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company’s business operations and prospects, the lack of a public market for the Shares, and the limitations on the transferability of the Option and the Shares.

Dated:	(Signature of Optionee)

Date Received by
 IMPSAT Fiber Networks, Inc.:

     Received by:

EXHIBIT A-3

IMPSAT FIBER NETWORKS, INC.
2003 STOCK INCENTIVE PLAN

*     *     *

RESTRICTED STOCK AGREEMENT

     THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

EXECUTIVE:

AWARD NO.

DATE OF GRANT:

NUMBER OF SHARES:

     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of                by and between IMPSAT Fiber Networks, Inc., a Delaware corporation (the “Company”), and the above-listed Executive (“Executive”).

Recitals:

     A.   The Board of Directors of the Company (the “Board of Directors”) has adopted, and the Company’s shareholders have approved, the Company’s 2003 Stock Incentive Plan (the “Plan”) for the purpose of attracting and retaining the services of selected key employees and other personnel. All capitalized terms contained in this Agreement that are not defined herein shall have the meanings ascribed to such terms in the Plan.

     B.   This Agreement is executed pursuant to the Plan.

     NOW, THEREFORE, it is hereby agreed as follows:

Agreement:

     1.   Certain Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

     (a)   “Cause” shall mean any termination of Executive’s status as a Full-Time Employee based on Executive’s: (i) grossly negligent conduct or willful misconduct in connection with the execution of Executive’s duties that causes material and demonstrable injury to the Company or the Company’s reputation, continuing thirty (30) days after written notice by the Company to Executive of the need to cure; (ii) willful failure or refusal to perform in any material respect the Executive’s duties, provided the nonperformance continues uncorrected for a period of thirty (30) days after written notice thereof by the Company to Executive; (iii) willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company, provided that such willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct adversely affects the operations, prospects or reputation of the Company; or (iv) conviction of a felony or other crime involving moral turpitude.

     (b)   “Change of Control” means the occurrence after the Date of Grant of either of the following events: (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder or its Affiliates, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of the Company on a fully-diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully-diluted basis, than is held in the aggregate by the Existing Stockholders or the Affiliates on such date; or (ii) individuals who on the Date of Grant constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on the Date of Grant or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

     (c)   “Disability” shall mean the inability due to medical reasons of Executive to fulfill Executive’s duties as a Full-Time Employee for a period of either (i) one hundred and eighty (180) consecutive days, or (ii) two hundred and ten (210) days in any twelve (12)-month period. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician who is mutually acceptable to both Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint a qualified physician and those two physicians shall select a third physician who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for purposes of this Agreement.

     (d)   “Existing Stockholders” means shall mean each holder of Common Stock, or of securities of the Company convertible into or exchangeable for Common Stock representing in the aggregate five percent (5%) or more of the Company’s total Common Stock on a fully-diluted basis as of the Effective Date.

     (e)   “Good Reason” shall mean the continuance of any of the following after thirty (30) days’ prior written notice by Executive to the Company specifying the basis for Executive’s having Good Reason to terminate Executive’s employment as a Full-Time Employee:

2

        (i)   a material adverse change in Executive’s status, title, position or responsibilities;

        (ii)   the assignment to Executive of any duties materially inconsistent with Executive’s position, including status, offices, responsibilities or persons to whom Executive reports, or any other action by the Company that results in a material and adverse change in such position, status, offices, titles or responsibilities;

        (iii)   any material breach by the Company of this Agreement or any written employment agreement between Executive and the Company or its Affiliates, including the failure to pay Executive on a timely basis the amounts to which Executive is entitled under the terms of Executive’s employment as a Full-Time Employee; and

        (iv)   any change in the location of the primary office of Executive from Buenos Aires, Argentina that is considered by Executive, in Executive’s sole discretion, to be unsatisfactory.

     (f)   “Restriction Period” shall mean, with respect to any Awarded Share, the period commencing on the Dates of Grant of such Awarded Share and ending on the date upon which such Awarded Share vests (if applicable).

     (g)   “Voting Stock” means with respect to any entity, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such entity.

     2.   Grant of Stock. Executive shall be granted on the Date of Grant the above-listed number of shares of Restricted Stock (the “Awarded Shares”), which Awarded Shares shall (i) vest as provided below, (ii) be subject to the restrictions provided below, and (iii) otherwise be subject to all the terms of this Agreement and the Plan. The Awarded Shares shall be subject to dilution upon future Share issuances or other dilutive events. Until such time, if any, as the Awarded Shares Revert (as defined in Section 5) or are transferred by Executive as permitted under this Agreement, and except as otherwise provided in the Plan or this Agreement, Executive shall have all the rights of a stockholder of the Company (including the right to vote and to receive dividends) with respect to the Awarded Shares, including the Awarded Shares held in escrow under Section 9. All such rights and privileges shall cease in the event that the Awarded Shares Revert.

     3.   Subject to Plan. The Awarded Shares are in all instances subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by this reference. In the event of any direct conflict between this Agreement and the Plan, the provisions of the Plan shall control, it being understood that the Plan contemplates that this Agreement will set forth restrictions and conditions not set forth in the Plan. Executive acknowledges receipt of a copy of the Plan and hereby accepts the Awarded Shares subject to all of its terms and conditions.

     4.   Vesting Schedule With Respect to Awarded Shares. Except as otherwise provided in this Agreement, the Awarded Shares shall vest over [     ] ([     ]) years, based on Executive’s continued service as a full-time Employee of the Company and/or its Affiliates (a “Full-Time Employee”), as follows: (a) [     ]% of the Awarded Shares will vest on the first anniversary of

3

the Date of Grant, and (b) the balance of the Awarded Shares will vest quarterly, in [     ] equal increments, over the next succeeding [     ] quarters following such first anniversary.

     5.   Accelerated Vesting; Reversion and Cancellation of Unvested Awarded Shares; Restrictions During Restriction Period.

        (a)   In the event of termination of Executive’s status as a Full-Time Employee (i) by the Company for Cause, or (ii) by the Executive without Good Reason, any portion of the Awarded Shares that is not vested on the date the Executive ceases to be a Full-Time Employee shall, automatically and without need of any further action by any person or entity, (A) cease to be owned by Executive, (B) revert to the Company, (C) be cancelled, and (D) return to the status of authorized but unissued stock of Company (collectively, “Revert”) immediately upon the date Executive ceases to be a Full-Time Employee. Neither the Executive nor any successor, heir, assign, or personal representative of the Executive shall thereafter have any further rights or interest in such Reverted Awarded Shares.

        (b)   In the event of (i) a Change of Control, or (ii) termination of Executive’s status as a Full-Time Employee by the Company because of death or Disability, one hundred percent (100%) of the non-vested Awarded Shares shall vest immediately and in full.

        (c)   In the event of termination of Executive’s status as a Full-Time Employee (i) by the Company without Cause, or (ii) by the Executive for Good Reason, the number of non-vested Awarded Shares that shall vest immediately shall be equal to either (A) the number of non-vested Awarded Shares that would have vested over time if the Executive’s status as a Full-Time Employee had terminated on the final date of the Executive’s current term of employment as set forth in any written employment agreement between Executive and the Company or its Affiliate (without regard to any early termination thereof as a result of such termination of employment or to automatic renewal provisions contained therein) or (B) if there existed no such written employment agreement immediately prior to such termination, one-hundred percent (100%) of the Awarded Shares that had not previously vested. Any remaining non-vested Awarded Shares shall Revert immediately. Neither the Executive, nor any successor, heir, assign or personal representative of the Executive shall thereafter have any further rights or interest in such Reverted Awarded Shares.

        (d)   During the Restriction Period, the certificates representing the Awarded Shares shall be held in escrow by the Secretary of the Company in accordance with the provisions of Section 9, and shall bear the following legends (in addition to any other required legends):

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING THE RISKS OF FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE IMPSAT FIBER NETWORKS, INC. 2003 STOCK INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND IMPSAT FIBER NETWORKS, INC. RELEASE FROM

4

SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE
WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT, A COPY OF
EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF
IMPSAT FIBER NETWORKS, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE “ACT”), AND ARE “RESTRICTED
SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER
THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED
FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN
CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT
FOR THE SHARES UNDER THE ACT, OR (II) IN COMPLIANCE
WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN
EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE
ACT.

        (e)   In the event the Restriction Period shall terminate with respect to particular Awarded Shares and such Awarded Shares shall not theretofore have Reverted, the Company shall reissue the certificate representing such Awarded Shares without the above legend and shall deliver such certificate to the Executive or his legal representative, provided that the Executive has provided the Company with the means to satisfy any federal, state or local income tax withholding and payroll tax requirements with respect to such Awarded Shares (“Tax Liabilities”).

        (f)   Awarded Shares, the right to vote Awarded Shares and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restriction Period with respect to such Awarded Shares.

     6.   No Restriction On Company. This Agreement shall not in any way affect the right of the Company to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7.   Securities Law Compliance and Related Matters.

        (a)   The Awarded Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and are accordingly being issued to Executive in reliance upon the exemptions from such registration provided under Section 4(2) of the 1933 Act.

        (b)   Executive hereby confirms that Executive has been informed that the Awarded Shares may not be resold or transferred unless the Awarded Shares are first registered under applicable securities laws or unless exemptions from such registration are available. Accordingly, Executive hereby acknowledges that Executive is prepared to hold the Awarded Shares for an indefinite period and that Executive is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act (the “Rule”) is not presently available to

5

exempt the sale of the Awarded Shares from the registration requirements of the 1933 Act. Should the Rule subsequently become available, Executive is aware that any sale of the Awarded Shares effected pursuant to the Rule may, depending upon the status of Executive as an “affiliate” or “non-affiliate” under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Awarded Shares be sold pursuant to the Rule until Executive has held the Awarded Shares for the requisite holding period.

        (c)   Executive represents to the Company as follows:

              (i)   Executive is acquiring the Awarded Shares for his own account and not for the interest of any person or entity, and for investment only and not with the intention of, or a view toward, the resale, transfer or further distribution thereof. Executive has no binding contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Awarded Shares, any interest therein, or any part thereof and Executive has no present plans to enter into any such contract, undertaking, agreement or arrangement.

              (ii)   By reason of Executive’s business or financial experience, Executive is a sophisticated investor with the capacity to protect Executive’s own interests in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the business operations and prospects of the Company and in financial and business matters to properly evaluate the merits and risks of the Awarded Shares.

              (iii)   Executive is not relying on any representation, warranty or statement made by the Company or any agent, employee, or officer, director, shareholder or other controlling person of the Company regarding the Awarded Shares.

        (d)   In order to reflect the restrictions on disposition of the Awarded Shares, the stock certificates (if any) for the Awarded Shares will be endorsed with restrictive legends as required hereunder, by the Plan and applicable law.

     8.   Stock Distributions; Capital Adjustments.

        (a)   If the Company makes any distribution of stock with respect to the Awarded Shares by way of a stock dividend or stock split, or pursuant to any recapitalization, reorganization, consolidation, merger or otherwise, and Executive receives any additional shares of stock in the Company (or other shares of stock in another corporation) as a result thereof, such additional (or other) shares shall be deemed Awarded Shares hereunder and shall be subject to the same restrictions and obligations imposed by this Agreement.

        (b)   In the event of any recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event that affects the Awarded Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Executive, then the Board shall make equitable changes or adjustments as are necessary or appropriate to prevent the dilution or enlargement of the Executive’s rights relating to the number and kind of Awarded Shares that may thereafter by issued in connection with the Awarded Shares.

6

     9.   Escrow.

        (a)   Deposit. Upon issuance, the certificates for the Awarded Shares shall be deposited in escrow with the Company’s Secretary to be held in accordance with the provisions of this Section 9. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate substantially in the form attached as Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Company’s Secretary pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with this Agreement. Upon delivery of the certificates (or other assets and securities) to the Company’s Secretary, Executive shall be issued an instrument of deposit acknowledging the number of Awarded Shares (or other assets and securities) delivered in escrow.

        (b)   Recapitalization. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the Company’s outstanding Common Stock as a class effected without the Company’s receipt of consideration, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Awarded Shares shall be immediately delivered to the Company’s Secretary to be held in escrow under this Section 9, but only to the extent the Awarded Shares are at the time subject to the escrow requirements of this Section 9. However, all regular cash dividends on the Awarded Shares (or other securities at the time held in escrow) shall be paid directly to Executive and shall not be held in escrow.

        (c)   Release. The Awarded Shares, shall be released from escrow at such time as the Restriction Period expires with respect to such Awarded Shares, so long as such Awarded Shares have not previously Reverted.

     10.   Liability of Company.

        (a)   The grant of the Awarded Shares shall be subject to compliance by the Company and Executive with all applicable requirements of law relating thereto, including, without limitation, state and federal securities laws. The Company shall not be obligated to register, qualify or make any exemption from registration qualification available with respect to any Awarded Shares under any such laws.

        (b)   The Company makes no representation regarding the tax treatment of the Awarded Shares, and Executive should consult his or her tax advisor regarding the tax consequences to Executive of any transaction involving the Awarded Shares. Executive has been advised of the possibility of making an election under Code Section 83(b). If Executive makes an election under Code Section 83(b) with respect to Awarded Shares, Executive shall provide notice to the Company within 30 days thereof.

     11.   No Employment Contract. Except to the extent that the terms of any written employment contract between Executive and the Company or its Affiliate may expressly provide otherwise, the Company (or any other Company Affiliate employing Executive) shall be under

7

no obligation to continue the employment of Executive for any period of specific duration and may terminate Executive’s status as an employee at any time, with or without cause.

     12.   Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in Delaware and all parties hereto hereby submit to the in personam jurisdiction of such court for purposes of any such action or proceeding and irrevocably agree that such court presents a convenient forum for the resolution of such dispute.

     13.   Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     14.   Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if personally delivered or if mailed by certified mail, return receipt requested, prepaid and addressed to the address of the party as set forth in this Agreement or such other address as such party shall have furnished to the other party in writing.

     15.   Entire Agreement. This Agreement and the Plan embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior written or oral communications or agreements all of which are merged herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

     16.   No Waiver. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     17.   Specific Performance. The parties hereby acknowledge and agree that it is impossible to measure in money the damages which will be suffered by a party hereto by reason of any breach by another party of any term of this Agreement, that the Company and its Shares are unique and that a non-breaching party will suffer irreparable injury if this Agreement is not specifically performed. Accordingly, the parties hereto acknowledge that a non-breaching party shall, in addition to all other remedies available hereunder or at law, be entitled to equitable relief (including without limitation preliminary and permanent injunctive relief) to enforce the terms of this Agreement.

     18.   Survival. All warranties, covenants and agreements of the parties made in this Agreement shall survive the issuance and purchase of the Awarded Shares and the delivery to Executive of the certificate or certificates evidencing the Awarded Shares.

     19.   Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

8

     20.   Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except to the extent (if any) expressly provided in this Agreement neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Executive without the prior written consent of the Company. The Company shall assign this Agreement and all of its rights hereunder in connection with any reorganization, merger, consolidation, sale or transfer of substantially all of the Company’s assets or sale or transfer of a controlling interest in the Company’s outstanding equity securities.

     21.   Attorneys’ Fees. If any party to this Agreement brings an action against another party to enforce his or its rights under this Agreement, the prevailing party shall be entitled to recover his or its, costs and expenses, including without limitation reasonable attorneys’ fees and costs, incurred in connection with such action, including any appeal of such action.

     22.   Withholding. Executive shall provide the Company with the means to satisfy all Tax Liabilities at the time such Tax Liabilities are imposed on the Company.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Executive has also executed this Agreement all as of the day and year indicated above.

IMPSAT FIBER NETWORKS, INC	EXECUTIVE

By:

9

EXHIBIT A TO
RESTRICTED STOCK AGREEMENT

ASSIGNMENT SEPARATE FROM CERTIFICATE

                                                (“Executive”) hereby assigns and transfers to IMPSAT Fiber Networks, Inc. a Delaware corporation (the “Company”),                                                  shares of the common stock of the Company listed in the Executive’s name on the Company’s books and represented by Certificate No.            (“Shares”). Also, Executive hereby irrevocably appoints                                           , Executive’s attorney-in-fact, with (i) the power to make, execute, swear to, acknowledge, verify, deliver, file, record and publish any and all documents, certificates or other instruments that may be required or deemed desirable to transfer the Shares on the books of the Company as required under the provisions of the Restricted Stock Agreement between the Company and Executive dated                                                       , and (ii) the power to substitute one or more others as Executive’s attorney-in-fact from time to time.

Date	Executive Accepted: